Exhibit 10.1

DFC GLOBAL CORP.

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment Agreement”) is dated June 25, 2013, and entered into by and among DFC GLOBAL CORP., a Delaware corporation, f/k/a DOLLAR FINANCIAL CORP. (“Holdings”), DOLLAR FINANCIAL GROUP, INC., a New York corporation (“DFG” and together with any entity joined from time to time as a Borrower pursuant to the Credit Agreement referred to below, collectively, the “US Borrowers” and each a “US Borrower”), NATIONAL MONEY MART COMPANY, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “NMM”), DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758 (“Dollar UK”), INSTANT CASH LOANS LIMITED, a limited liability company incorporated under the laws of England with a registered number of 02685515 (“ICL” and together with Dollar UK, NMM and any entity joined from time to time as a Borrower pursuant to the Credit Agreement referred to below, collectively, the “Non-US Borrowers” and each a “Non-US Borrower” and the Non-US Borrowers together with the US Borrowers, collectively, the “Borrowers”), any entity joined from time to time as an Additional Borrower or as a Non-Loan Party Borrower pursuant to the Credit Agreement referred to below, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and as Security Trustee for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), and the Lenders party hereto, comprising Required Lenders under the Credit Agreement (the “Amendment Lenders”).

RECITALS

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 3, 2011, by and among Holdings, the Borrowers, the Lenders, the Administrative Agent and various other parties thereto, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated December 23, 2011 and a Second Amendment to Second Amended and Restated Credit Agreement dated December 31, 2012 (as otherwise amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend various credit facilities to the Borrowers. Capitalized terms used herein without duplication shall have the same meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers have requested and the Administrative Agent and the Amendment Lenders have agreed, upon the terms and subject to the conditions set forth herein, to those certain amendments and modifications to the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other credit accommodations given or to be given to the Borrowers by the Lenders from time to time, the parties hereto agree as follows:

1. Amendment to Section 1.1 of the Credit Agreement.

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Consolidated Liquidity”: for any period, determined on a consolidated basis, an amount equal to the sum of all unrestricted and unencumbered cash and Cash Equivalents of any Loan Party.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party or Non-Loan Party Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, Reimbursement Obligations, Cash Management Obligations and all other obligations and liabilities of any Loan Party to any Qualified Counterparty under a Specified Swap Agreement, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letter of Credit, any Specified Swap Agreement, Cash Management Obligations

Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Secured Party that are required to be paid by any Group Member pursuant hereto) or otherwise. Notwithstanding the foregoing, “Obligations” of any Loan Party shall not include any Excluded Swap Obligation of such Loan Party.

“Specified Swap Agreement”: any Swap Agreement between a Loan Party and a Qualified Counterparty, to the extent permitted under Section 7.12(a).

2. Amendment and Restatement of the Borrowing Base Reports. Exhibit B-1 and Exhibit B-2 are hereby amended and restated in their entirety as Exhibit B to this Amendment Agreement.

3. Amendment to Section 2.2(b) of the Credit Agreement. Section 2.2(b) of the Credit Agreement is hereby amended to replace the four (4) Business Days’ notice requirement contained therein with a three (3) Business Days’ notice requirement.

4. Amendment to Section 7.1(Financial Condition Covenants) of the Credit Agreement. Section 7.1(a)(Consolidated Leverage Ratio) is hereby amended and restated to read in its entirety as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Leverage Ratio

June 30, 2013	4.750 to 1.0

September 30, 2013	4.750 to 1.0

December 31, 2013	4.750 to 1.0

March 31, 2014	4.750 to 1.0

June 30, 2014	4.500 to 1.0

September 30, 2014, and thereafter	3.625 to 1.0

; and provided that for purposes of this Section 7.1(a), the covenant set forth above shall be determined on a Pro Forma Basis.

5. Amendment to Section 7.1(Financial Condition Covenants) of the Credit Agreement. Section 7.1(b) (Consolidated Fixed Charge Coverage Ratio) is hereby amended and restated to read in its entirety as follows:

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio

June 30, 2013	1.40 to 1.00

September 30, 2013	1.40 to 1.00

December 31, 2013	1.40 to 1.00

March 31, 2014	1.40 to 1.00

June 30, 2014	1.50 to 1.00

September 30, 2014, and thereafter	1.75 to 1.00

; and provided that for purposes of this Section 7.1(b), the covenant set forth above shall be determined on a Pro Forma Basis.

6. Amendment to Section 7.1(Financial Condition Covenants) of the Credit Agreement. Section 7.1 is hereby amended to add a new subsection (d) read in its entirety as follows:

(d) Consolidated Liquidity. Permit the Consolidated Liquidity as at the last day of any calendar month to be less than $50,000,000, as measured upon the basis of the calculations provided in the Global Borrowing Base Report delivered pursuant to Section 6.2(e).

7. Amendment to Section 7.2(g) (Indebtedness) of the Credit Agreement. Section 7.2(g) is hereby amended by replacing the reference to “$40,000,000” with “$50,000,000”.

8. Amendment to Section 7.6 (Restricted Payments) of the Credit Agreement. Section 7.6(d) is hereby amended and restated to read in its entirety as follows:

(d) so long as (i) immediately after giving effect to such transactions pursuant to this clause (d) no Default or Event of Default shall have occurred and be continuing and (ii) Holdings and its Subsidiaries shall be in Pro Forma Compliance, DFG may pay dividends or distributions to permit Holdings to, and Holdings may, (x) acquire, purchase, redeem or retire any shares of its Capital Stock, whether now or hereafter outstanding, or (y) repurchase, redeem, defease or otherwise retire any Indebtedness of Holdings permitted hereunder (and pay premiums, if any, in connection with, and fees and expenses of Holdings arising from, such repurchase, redemption, defeasance or other retirement), in each case in one transaction or a series of transactions; and

9. Amendment to Section 7.8(f) (Investments) of the Credit Agreement. Section 7.8(f) is hereby amended by replacing the reference to “$60,000,000” with “$75,000,000”.

10. Amendment to Section 7.8(i) (Investments) of the Credit Agreement. Section 7.8(i) is hereby amended by replacing the reference to “$15,000,000” with “$25,000,000”.

11. Amendment to Section 7.12 (Swap Agreements) of the Credit Agreement. Section 7.12 is hereby amended and restated to read in its entirety as follows:

7.12 Swap Agreements. Enter into any Swap Agreement, except for Swap Agreements (a) which, at the time entered into, were entered into (i) to hedge or mitigate risks (including, without limitation, exposure to currency risk and commodity risk) to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock), or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary, or (b) which, at the time entered into, were entered into to mitigate the potential effects of dilution in connection with the issuance by Holdings of convertible or exchangeable Indebtedness permitted under Section 7.2(n) hereof.

12. Amendment to Section 11.21 (Application of Proceeds). Subsections (a) and (b) of Section 11.21 of the Credit Agreement are hereby amended and restated to read in its entirety as follows:

(a) If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of Proceeds of or constituting US Collateral, whether or not held in any collateral account established by the Administrative Agent, in payment of the Obligations in the following order:

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such (ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause (i) payable to them);

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause (ii) payable to them);

(iii) Third, to payment of that portion all other Obligations, including cash collateral for any L/C Obligations then outstanding (ratably among the Secured Parties in proportion to the respective amounts payable to them); and

(iv) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable US Loan Parties or as otherwise required by law.

In the event that any such Proceeds are insufficient to pay in full the items described in clauses (i) through (iv) of this Section 11.21(a), the US Loan Parties shall remain liable,

jointly and severally, for any deficiency in Obligations. Excluded Swap Obligations with respect to any US Loan Party shall not be paid with amounts received from such US Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other US Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

(b) If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of Proceeds constituting Non-US Collateral, whether or not held in any collateral account established by the Administrative Agent, in payment of the Non-US Obligations in the following order:

(i) First, to payment of that portion of the Non-US Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such (ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause (i) payable to them);

(ii) Second, to payment of that portion of the Non-US Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause (ii) payable to them);

(iii) Third, to payment of that portion all other Non-US Obligations, including cash collateral for any L/C Obligations then outstanding (ratably among the Secured Parties in proportion to the respective amounts payable to them); and

(iv) Last, the balance, if any, after all of the Non-US Obligations have been indefeasibly paid in full, to the Non-US Borrowers or as otherwise required by law.

In the event that any such Proceeds are insufficient to pay in full the items described in clauses (i) through (vi) of this Section 11.21(b), the Non-US Loan Parties shall remain liable, jointly and severally, for any deficiency in Non-US Obligations. Excluded Swap Obligations with respect to any Non-US Loan Party shall not be paid with amounts received from such Non-US Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Non-US Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

13. Release and Transfer of Guarantor. On the effective date of this Third Amendment Agreement (a) Dealers’ Financial Services, LLC (“DFS”) shall automatically, without further action, be released from its capacity as a Guarantor under the Loan Documents, (b) will cease to be a Loan Party, and (c) the Lien granted by DFS over its assets to secure the Obligations will, without further action of any party, be released. DFS is hereby authorized, following the effective date of this Third Amendment Agreement, to file UCC-3 termination statements terminating any UCC financing statements filed against it under the Loan Documents.

14. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that: (a) the representations and warranties set forth in the Credit Agreement and Loan Documents to which they are party are true and correct in all material respects as of the date hereof, except those representations and warranties made as of a date certain which remain true and correct in all material respects as of such date (b) after giving effect to the amendments provided in this Third Amendment Agreement, there is no Default or Event of Default under the Credit Agreement; (c) each Loan Party has the corporate, limited liability company power or other power necessary to execute, deliver this Third Amendment Agreement, to the extent each is a party thereto; and (d) the execution, delivery and performance of this Third Amendment Agreement have been duly authorized by the applicable governing body of each Loan Party, and when executed, this Third Amendment Agreement will constitute the valid, binding and enforceable obligations of each Loan Party subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

15. No Consent or Waiver. Nothing in this Third Amendment Agreement nor any communication between the Administrative Agent, any Lender, any Group Member or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of: (a) any Default or Event of Default, including, without limitation, an Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect; or (b) any rights or remedies which the Administrative Agent or any Lender has against any Group Members under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default.

16. Further Agreements and Representations. Each of the Loan Parties hereby, jointly and severally:

(a) ratifies, confirms and acknowledges that the Credit Agreement, as amended hereby, and all other Loan Documents to which it is party continue to be valid, binding and in full force and effect as of the date hereof, and enforceable in accordance with their terms subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity;

(b) covenants and agrees to perform all of their respective obligations under the Credit Agreement, as amended hereby, and all other Loan Documents to which it is party;

(c) acknowledges and agrees that as of the date hereof, no Loan Party has any defense, set-off, counterclaim or challenge against the payment of any sums owing to the Administrative Agent or the Lenders or the enforcement of any of the terms of the Credit Agreement, as amended hereby, or any of the other Loan Documents to which it is party;

(d) acknowledges and agrees that all Loans presently or hereafter outstanding under the Loan Documents shall continue to be secured by the Collateral granted by it;

(e) acknowledges and agrees that this Third Amendment Agreement does not constitute a novation of the Loans;

(f) ratifies, confirms and continues all rights and remedies granted by the Loan Parties to the Administrative Agent and the Lenders in the Loan Documents to which it is party; and

(g) ratifies and confirms all waivers made by the Loan Parties in the Loan Documents to which it is party.

17. Conditions to Effectiveness of this Third Amendment Agreement. The Administrative Agent’s and the Amendment Lenders’ obligations hereunder are conditioned upon the satisfaction by the Loan Parties of the following conditions precedent:

(a) receipt by the Administrative Agent of this Third Amendment Agreement, duly executed by each of the Loan Parties and Required Lenders;

(b) payment of the fees set forth in the fee letter relating hereto among the Borrowers, the Administrative Agent and Wells Fargo Securities, LLC;

(c) payment of the reasonable fees, costs and expenses of counsel to the Administrative Agent which have been invoiced through the date hereof, and

(d) receipt by the Administrative Agent of such additional agreements, instruments, documents, writings and actions as the Administrative Agent and the Amendment Lenders may reasonably request.

18.	Miscellaneous.

(a) No reference to this Third Amendment Agreement need be made in the Credit Agreement or in any other Loan Document.

(b) This Third Amendment Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that no Loan Party shall assign its rights or obligations under this Third Amendment Agreement.

(c) This Third Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

(d) This Third Amendment Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original. Any signature on this Third Amendment Agreement, delivered by any party by electronic transmission shall be deemed to be an original signature thereto.

(e) To the extent of any inconsistency between the terms and conditions of this Third Amendment Agreement and the terms and conditions of the Loan Documents, the terms and conditions of this Third Amendment Agreement shall prevail. All terms and conditions of the Credit Agreement and any other Loan Documents not inconsistent herewith shall remain in full force and effect.

(f) This Third Amendment Agreement is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by the Administrative Agent.

(g) Except as expressly set forth herein, neither the execution, delivery or performance of this Third Amendment Agreement, nor anything contained herein, shall be construed as or shall operate as a course of conduct, course of dealing or a consent to or waiver of any provision of, or any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement, any Loan Document or the agreements and documents executed in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Second Amended and Restated Credit Agreement to be duly executed as of the date first above written.

DFC GLOBAL CORP. f/k/a DOLLAR FINANCIAL CORP.

By:	/s/ Randy Underwood
Name: Randy Underwood
Title: Executive Vice President and Chief FinancialOfficer

DOLLAR FINANCIAL GROUP, INC.

By:	/s/ Randy Underwood
Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

NATIONAL MONEY MART COMPANY

By:	/s/ Randy Underwood
Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL U.K. LIMITED

By:	/s/ Randy Underwood
Name: Randy Underwood
Title: Director

INSTANT CASH LOANS LIMITED

By:	/s/ Randy Underwood
Name: Randy Underwood
Title: Director

Third Amendment To Second Amended And Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Security Trustee

By:	/s/ Matthew Siefer
Name: Matthew Siefer
Title: Senior Vice President

Third Amendment To Second Amended And Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Siefer
Name: Matthew Siefer
Title: Senior Vice President

Third Amendment To Second Amended And Restated Credit Agreement

BANK OF MONTREAL, as a Lender

By:	/s/ Richard Eldridge
Name: Richard Eldridge
Title: Director—Corporate Finance Division

Third Amendment To Second Amended And Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Vice President

Third Amendment To Second Amended And Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Authorized Signatory

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Authorized Signatory

Third Amendment To Second Amended And Restated Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

Third Amendment To Second Amended And Restated Credit Agreement

NOMURA INTERNATIONAL PLC, as a Lender

By:	/s/ Sean P. Kelly
Name: Sean P. Kelly
Title: Managing Director

Third Amendment To Second Amended And Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen H. Smith
Name: Stephen H. Smith
Title: Vice President

Third Amendment To Second Amended And Restated Credit Agreement

SOCIETE GENERALE, as a Lender

By:	/s/ Edward J. Grimm
Name: Edward J. Grimm
Title: Director

Third Amendment To Second Amended And Restated Credit Agreement

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT TO THIRD

AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

June 25, 2013

Each of the undersigned (each a “Guarantor”) hereby: (a) consent to the terms of the foregoing Third Amendment to Second Amended and Restated Credit Agreement (the “Third Amendment Agreement”), and ratify, affirm, reaffirm and confirm all provisions of each Loan Document to which such Guarantor is a party (as to any Guarantor, the “Guarantor Documents”), including, but not limited to, any jury trial waivers contained therein; (b) certifies that: (i) the Guarantor Documents to which it is a party secures all Obligations described therein; (ii) as of the date hereof, there exists no defenses, offsets or counterclaims to such Guarantor’s obligations under the related Guarantor Documents; and (iii) as of the date hereof, no defaults exist under any such Guarantor Documents; and (c) remise, release, acquit, satisfy and forever discharge the Agent and the Lenders, their agents, employees, officers, directors, attorneys and all others acting on behalf of or at the direction of the Agent and the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, arising from the Credit Agreement and the transactions contemplated thereby through the date hereof. Without limiting the generality of the foregoing, the Guarantors’ waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights it does, shall or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have as of the date hereof arising from the Credit Agreement and the transactions contemplated thereby, including, but not limited to, the rights to contest any conduct of the Agent and the Lenders or other Releasees pursuant thereto on or prior to the date hereof. Capitalized terms used above, but not defined herein, shall have the meanings given to such terms under the Third Amendment Agreement.

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IN WITNESS WHEREOF, each Guarantor has caused this Acknowledgment of and Consent and Agreement to the Third Amendment to Second Amended and Restated Credit Agreement to be executed by its duly authorized officer as of the date first written above.

DFC GLOBAL CORP.

DOLLAR FINANCIAL GROUP, INC.

DOLLAR FINANCIAL U.S., INC.

DEALERS’ FINANCIAL HOLDINGS, INC.

DFG CANADA, INC.

DFG INTERNATIONAL, INC.

DFG WORLD, INC.

MONETARY MANAGEMENT OF CALIFORNIA, INC.

CHECK MART OF FLORIDA, INC.

FINANCIAL EXCHANGE COMPANY OF OHIO, INC.

MONETARY MANAGEMENT OF MARYLAND, INC.

DEALERS’ FINANCIAL SERVICES, LLC

CHECK MART OF LOUISIANA, INC.

MONEY MART EXPRESS, INC.

CHECK MART OF NEW MEXICO, INC.

LOAN MART OF OKLAHOMA, INC.

CHECK MART OF PENNSYLVANIA, INC.

FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.

FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.

PACIFIC RING ENTERPRISES, INC.

FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.

MONEYMART, INC.

By:	/s/ Randy Underwood
Randy Underwood
Executive Vice President and Chief Financial Officer

Third Amendment To Second Amended And Restated Credit Agreement

DOLLAR FINANCIAL U.K. LIMITED INSTANT CASH LOANS LIMITED

By:	/s/ Randy Underwood
Randy Underwood
Director

NATIONAL MONEY MART COMPANY 656790 B.C. LTD. MONEY MART CANADA INC. MONEY CARD CORP. S&R CANADA, LTD. f/k/a ADVANCE CANADA INC.

By:	/s/ Randy Underwood
Randy Underwood
Chief Financial Officer

DOLLAR FINANCIAL LUXEMBOURG

By:	/s/ Mark Prior
Mark Prior
Manager

Third Amendment To Second Amended And Restated Credit Agreement

EXHIBIT B

FORM OF

BORROWING BASE REPORT

This Borrowing Base Report (“Borrowing Base Report”) is delivered pursuant to Section 6.2(e) of the Second Amended and Restated Credit Agreement, dated March 3, 2011, among DOLLAR FINANCIAL CORP., a Delaware corporation, DOLLAR FINANCIAL GROUP, INC., a New York corporation (“DFG”), NATIONAL MONEY MART COMPANY, an unlimited company organized under the laws of the Province of Nova Scotia, Canada, DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758, INSTANT CASH LOANS LIMITED , a limited liability company incorporated under the laws of England with a registered number of 02685515, the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Security Trustee (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I am the duly elected, qualified and acting [Insert Title of Responsible Officer] of DFG and as such, I am authorized to execute and deliver this Borrowing Base Report in the name and on the behalf of the US Borrowers and Non-US Borrowers.

I have reviewed and am familiar with the contents of this Borrowing Base Report.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the financial condition of each of the Group Members as at the end of the calendar month ended [            ] (the “Calculation Date”).

Attached hereto as Attachment I are the computations setting forth the Borrowing Base as at the Calculation Date.

IN WITNESS WHEREOF, I have executed this Borrowing Base Report this             day of [            ], 201[            ].

DOLLAR FINANCIAL GROUP, INC.

By:
Name:
Title:

ATTACHMENT I